                                                                   Exhibit 99(a)

               Cleveland-Cliffs Inc and Consolidated Subsidiaries
                 Schedule II - Valuation and Qualifying Accounts
                              (Dollars in Millions)



                                                             Additions
                                                       ---------------------
                                                        Charged
                                        Balance at      to Cost      Charged                   Balance at
                                         Beginning        And       to Other                       End
           Classification                 of Year      Expenses     Accounts     Deductions      of Year
-----------------------------------     ----------     --------     --------     ----------    ----------
Year Ended December 31, 2002:
    Allowance for Doubtful Accounts        1.2             --          --             .2           1.0
    Other                                  4.0             --          --            3.4            .6

Year Ended December 31, 2001:
    Allowance for Doubtful Accounts        1.0             .2          --             --           1.2
    Other                                  4.0             --          --             --           4.0

Year Ended December 31, 2000:
    Allowance for Doubtful Accounts        2.2             --          --            1.2           1.0
    Other                                  3.9             .1          --             --           4.0



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